Exhibit 99.1

News Release

Pentair Reports Fourth Quarter and Full Year 2012 Results;

•	Fourth quarter adjusted EPS of $0.47 per share and sales of $1.8 billion.

•	Integration, standardization, and repositioning continue to gain momentum and company is on track for $90 million in targeted synergies in 2013.

•	Adjusted free cash flow exceeded 100 percent of adjusted net income.

•	The company affirms 2013 adjusted EPS guidance of $3.10-$3.30.

Reconciliations of GAAP to Non-GAAP are in the attached financial tables.

SCHAFFHAUSEN, Switzerland — January 29, 2013 — Pentair Ltd. (NYSE: PNR) today announced fourth quarter 2012 sales of $1.8 billion, an increase of 103 percent from the prior year quarter excluding 1 point of foreign exchange impact, reflecting the Flow Control acquisition. Adjusted fourth quarter 2012 earnings per diluted share (“EPS”) were $0.47, down 16 percent from adjusted EPS of $0.56 in the fourth quarter of last year. On a GAAP basis, the company reported a loss per share of $1.31 compared to a loss per share of $1.77 in the fourth quarter last year. Adjusted EPS and operating income exclude certain costs related to transformational activities in 2012, including the Flow Control merger. These costs include acquisition-related expenses, repositioning costs, “mark-to-market” pension expense, impairments, debt extinguishment expense, and certain tax items.

Fourth quarter 2012 adjusted operating income was $150 million, up 59 percent, and operating margins contracted 240 basis points to 8.5 percent. Excluding transition costs, pricing and productivity gains offset material inflation and higher labor costs. On a GAAP basis, the company reported an operating loss of $304 million.

For the full year, the company reported sales of $4.4 billion, adjusted operating income of $489 million, and adjusted EPS of $2.39. On a GAAP basis, the company reported an operating loss of $43 million and a loss per share of $0.84.

During the fourth quarter the company elected to change to a more preferable method of accounting for pension and postretirement benefits. Historically, the company recognized actuarial gains and losses annually as a component of Stockholders’ Equity, amortizing them into operating results over future periods. The company has now elected to immediately recognize these gains and losses in its operating results in the year in which they occur. These gains and losses will be measured annually as of December 31 and will be recorded in the fourth quarter of each year. For the fourth quarter of 2012, the Company recorded a charge of $146 million for actuarial losses. This change in accounting principle will be applied retrospectively. The impact to prior periods is summarized in a schedule attached to this press release.

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During the year, Pentair generated $318 million in adjusted free cash flow; this represented 100 percent conversion of adjusted net income. Adjusted free cash flow excludes the impact of acquisition-related payments, accelerated pension funding, and repositioning costs.

The company paid approximately $112 million in dividends in 2012, or $0.88 per share. The new quarterly dividend effective for the first and second quarters of 2013 is $0.23 per share per quarter. The company intends to seek authorization from its shareholders at its 2013 annual general meeting of shareholders to increase the dividend further for the remainder of 2013. If approved by the shareholders, the 2013 dividend increase will mark the 37th consecutive year in which Pentair has increased its dividend.

“The fourth quarter results were in line with expectations and marked the end of a historic transformational year for Pentair,” said Randall J. Hogan, Pentair chairman and chief executive officer. “The integration of the Flow Control businesses continues to gain momentum as the teams have come together and are building upon each other’s strengths. While many of our end markets faced some softness in the latter half of 2012, our businesses continued to deliver on the elements within our control, notably price and productivity, capabilities that have become hallmarks of Pentair.”

FOURTH QUARTER BUSINESS HIGHLIGHTS

ALL YEAR OVER YEAR COMPARISONS AGAINST 2011 ADJUSTED RESULTS ON A PRO FORMA BASIS FOR THE FLOW CONTROL ACQUISITION. SEE ATTACHED RECONCILIATIONS OF THESE NON-GAAP MEASURES.

Water & Fluid Solutions sales grew 1 percent year-over-year to $771 million as the impact of foreign exchange was minimal in the quarter. In fast growth regions, Water & Fluid Solutions sales grew 4 percent driven by strength in Latin America and the Middle East.

•

Residential & Commercial sales, which accounted for roughly 45 percent of Water & Fluid Solution sales, grew 2 percent. While there was continued weakness in western Europe and distributors guarded inventory levels closely, an improving North American residential market gained momentum.

•

Infrastructure sales, which includes the former Flow Control WES business, and which accounted for nearly 25 percent of Water & Fluid Solutions sales, were down 3 percent percent as the European infrastructure markets remained weak. However, the backlog in North American infrastructure projects continued to grow.

•

Food & Beverage sales, which accounted for nearly 15 percent of Water & Fluid Solutions sales, grew 2 percent led by continued gains with food service customers. Global agriculture sales were down in the quarter due to the timing of orders, but the company believes the 2013 outlook for global agriculture remains sound. There were several project delays from beverage customers in the quarter with most of this work moved to 2013.

Water & Fluid Solutions’ fourth quarter adjusted operating income of $58 million represented a 24 percent decline as compared to $77 million in the same period last year. Adjusted operating margins decreased by 250 basis points to 7.5 percent. While price and productivity largely offset inflation in the quarter, the segment incurred substantial transition costs. Including repositioning, impairment, and acquisition related charges, Water & Fluid Solutions reported a fourth quarter GAAP operating loss of $57 million.

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Valves & Controls delivered fourth quarter 2012 sales of $547 million, up 3 percent versus the prior year quarter, excluding a 1 percent unfavorable impact from foreign exchange. Backlog increased 2 percent to $1.4 billion compared to third quarter 2012.

•

Energy sales, which accounted for roughly 60 percent of Valves & Controls sales, grew 2 percent. Oil & gas industry sales had strong double-digit growth in the quarter, but some project delays impacted orders in the quarter. Power industry sales remained weak and mining industry sales had continued growth.

•	Industrial sales, which accounted for roughly 30 percent of Valves & Controls sales, grew 2 percent. Process sales in Asia were weak, but orders and backlog grew in the quarter.

Valves & Controls delivered fourth quarter adjusted operating income of $42 million down 3 percent compared to $43 million in the same quarter last year. Fourth quarter 2012 adjusted operating margins decreased 40 basis points to 7.6 percent. Price and productivity generally offset inflation, but mix and transition costs contributed to margin contraction in the quarter. Including repositioning and acquisition related charges, Valves & Controls reported a GAAP operating loss of $77 million in the fourth quarter.

Technical Solutions delivered fourth quarter 2012 sales of $434 million, up 1 percent versus the prior year quarter including modest unfavorable impact from foreign exchange.

•	Industrial sales, which accounted for roughly 50 percent of Technical Solutions sales, declined 2 percent.

•	Energy sales, which accounted for roughly 30 percent of Technical Solutions sales, grew 6 percent.

•	Residential & Commercial sales, which accounted for roughly 15 percent of Technical Solutions sales, grew 1 percent percent.

Technical Solutions delivered adjusted fourth quarter operating income of $76 million, up 1 percent compared to $75 million in the same quarter last year. Fourth quarter 2012 adjusted operating margins were flat at 17.4 percent compared to the prior year quarter. Pricing and productivity gains driven by a better mix of standard products more than offset material and labor inflation. Transition costs impacted the year-over-year comparison negatively. Including repositioning, impairment, and acquisition related charges, Technical Solutions’ fourth quarter reported GAAP operating income was $12 million.

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OUTLOOK

Pentair continues to expect full year 2013 adjusted EPS to be between $3.10 and $3.30, which represents an increase of approximately 22 to 30 percent from 2012 adjusted pro forma EPS of $2.54. The company anticipates full year 2013 sales to be approximately $7.6 billion, or up approximately 3 to 5 percent over 2012 adjusted pro forma sales. The company expects to generate free cash flow in excess of 100 percent of net income once again.

Pentair is initiating first quarter 2013 adjusted EPS guidance of $0.54 to $0.56. This compares to first quarter 2012 adjusted pro-forma EPS of $0.54 and historical adjusted EPS of $0.64. The company expects first quarter 2013 revenue to be about $1.8 billion, which is up slightly compared to first quarter 2012 adjusted pro-forma revenue and up significantly versus historical first quarter 2012 revenue of $858 million. These results include around $10 million of costs associated to drive synergy benefits and only around $5 million of expected realized synergies. Synergies driven by fourth quarter 2012 repositioning actions and functional standardization efforts are on track to deliver $90 million for the full year of 2013 and are expected to ramp to $35 million by fourth quarter 2013.

“Despite much of the global economic uncertainty that persists, we are seeing signs of momentum building in several end markets, such as global energy and North American residential, which combined are just under half of Pentair’s revenue,” said Hogan. “Our focus remains on driving PIMS and improving our cost structure while continuing to invest in our businesses for growth. We remain committed to delivering $90 million in synergies in 2013 and $230 million cumulatively by the end of 2015, in addition to our goal of $5.00 of EPS in 2015.”

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EARNINGS CONFERENCE CALL

Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and fourth quarter 2012 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that Pentair believes to be “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the anticipated benefits of the merger or Pentair’s anticipated financial results, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future”, “outlook”, guidance” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond Pentair’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully integrate Pentair and the flow control business and achieve expected benefits from the merger; overall global economic and business conditions; competition and pricing pressures in the markets Pentair serves; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of market to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve Pentair’s long-term strategic operating goals. Additional information concerning these and other factors is contained in Pentair’s filings with the U.S. Securities and Exchange Commission (“SEC”), including in Pentair’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012. All forward-looking statements speak only as of the date of this press release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

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ABOUT PENTAIR LTD.

Pentair Ltd. (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With pro forma revenues of $7.3 billion, Pentair employs more than 30,000 people worldwide.

PENTAIR CONTACTS:

Investors:

Jim Lucas, Vice President of Investor Relations

Direct: 763-656-5575

Email: jim.lucas@pentair.com

Media:

Betsy Day, Corporate Communications Manager

Direct: 763-656-5537

Email: betsy.day@pentair.com

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Pentair Ltd. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
In thousands, except per-share data	2012	2011	2012	2011
Net sales	$1,750,932	$865,692	$4,416,146	$3,456,686
Cost of goods sold	1,352,264	600,827	3,146,554	2,382,964

Gross profit	398,668	264,865	1,269,592	1,073,722
% of net sales	22.8%	30.6%	28.7%	31.1%
Selling, general and administrative	609,882	230,457	1,158,436	694,841
% of net sales	34.8%	26.6%	26.2%	20.1%
Research and development	32,174	20,063	93,557	78,158
% of net sales	1.8%	2.3%	2.1%	2.3%
Impairment of tradenames and goodwill	60,718	200,520	60,718	200,520
% of net sales	3.5%	23.2%	1.4%	5.8%

Operating income (loss)	(304,106)	(186,175)	(43,119)	100,203
% of net sales	-17.4%	-21.5%	-1.0%	2.9%
Other (income) expense:
Loss on early extinguishment of debt	75,367	—	75,367	—
Equity (income) losses of unconsolidated subsidiaries	145	(417)	(2,156)	(1,898)
Net interest expense	18,168	17,524	67,635	58,835
% of net sales	1.0%	2.0%	1.5%	1.7%

Income (loss) before income taxes and noncontrolling interest	(397,786)	(203,282)	(183,965)	43,266
Provision (benefit) for income taxes	(123,050)	(29,214)	(79,353)	46,417
effective tax rate	30.9%	14.4%	43.1%	107.3%

Net loss before noncontrolling interest	(274,736)	(174,068)	(104,612)	(3,151)
Noncontrolling interest	(1,653)	419	2,574	4,299

Net loss attributable to Pentair Ltd.	$(273,083)	$(174,487)	$(107,186)	$(7,450)

Loss per common share attributable to Pentair Ltd.
Basic	$(1.31)	$(1.77)	$(0.84)	$(0.08)
Diluted	$(1.31)	$(1.77)	$(0.84)	$(0.08)

Weighted average common shares outstanding
Basic	208,402	98,395	127,368	98,233
Diluted	208,402	98,395	127,368	98,233

Cash dividends paid per common share	$0.22	$0.20	$0.88	$0.80

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Pentair Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	December 31
In thousands	2012	2011
Assets
Current assets
Cash and cash equivalents	$261,341	$50,077
Accounts and notes receivable, net	1,292,648	569,204
Inventories	1,380,271	449,863
Deferred taxes	77,661	60,899
Prepaid expenses and other current assets	248,447	107,792

Total current assets	3,260,368	1,237,835

Property, plant and equipment, net	1,224,488	387,525

Other assets
Goodwill	4,894,512	2,273,918
Intangibles, net	1,909,656	592,285
Other non-current assets	506,287	94,750

Total other assets	7,310,455	2,960,953

Total assets	$11,795,311	$4,586,313

Liabilities and Equity
Current liabilities
Current maturities of long-term debt	$3,096	$4,862
Accounts payable	569,596	294,858
Dividends payable	94,966	—
Employee compensation and benefits	295,067	118,413
Accrued product claims and warranties	67,046	42,630
Accrued rebates and sales incentives	36,522	37,009
Other current liabilities	471,628	144,069

Total current liabilities	1,537,921	641,841

Other liabilities
Long-term debt	2,454,278	1,304,225
Pension and other post-retirement compensation and benefits	378,066	280,389
Deferred tax liabilities	488,102	188,957
Other non-current liabilities	453,587	123,509

Total liabilities	5,311,954	2,538,921

Equity	6,483,357	2,047,392

Total liabilities and equity	$11,795,311	$4,586,313

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Pentair Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31
In thousands	2012	2011
Operating activities
Net loss before noncontrolling interest	$(104,612)	$(3,151)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	(2,156)	(1,898)
Depreciation	87,835	66,235
Amortization	75,957	41,897
Deferred income taxes	(175,816)	(5,583)
Share-based compensation	35,847	19,489
Impairment of trade names and goodwill	60,718	200,520
Loss on early extinguishment of debt	75,367	—
Excess tax benefits from share-based compensation	(4,976)	(3,310)
Pension and other post-retirement expense	167,237	84,549
Pension and post-retirement contributions, net	(237,532)	(67,473)
Loss (gain) on sale of assets	(2,276)	933
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	55,720	1,348
Inventories	125,099	18,263
Prepaid expenses and other current assets	(6,696)	10,032
Accounts payable	(61,990)	(24,330)
Employee compensation and benefits	(81,313)	(20,486)
Accrued product claims and warranties	(11,594)	(1,984)
Income taxes	8,060	10,084
Other current liabilities	59,449	10,921
Other assets and liabilities	5,632	(15,830)

Net cash provided by (used for) operating activities	67,960	320,226
Investing activities
Capital expenditures	(94,532)	(73,348)
Proceeds from sale of property and equipment	5,508	1,310
Acquisitions, net of cash acquired	470,459	(733,105)
Other	(5,858)	(2,943)

Net cash provided by (used for) investing activities	375,577	(808,086)
Financing activities
Net short-term borrowings	(3,700)	(1,239)
Proceeds from long-term debt	1,536,146	1,421,602
Repayment of long-term debt	(1,305,339)	(832,147)
Debt issuance costs	(9,704)	(8,973)
Debt termination costs	(74,752)	—
Excess tax benefits from share-based compensation	4,976	3,310
Shares issued to employees, net of shares withheld	68,177	13,322
Repurchases of common shares	(334,159)	(12,785)
Dividends paid	(112,397)	(79,537)
Distributions to noncontrolling interest	(1,554)	—

Net cash provided by (used for) financing activities	(232,306)	503,553
Effect of exchange rate changes on cash and cash equivalents	33	(11,672)

Change in cash and cash equivalents	211,264	4,021
Cash and cash equivalents, beginning of year	50,077	46,056

Cash and cash equivalents, end of year	$261,341	$50,077

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Pentair Ltd. and Subsidiaries

Supplemental Financial Information by Reportable Segment (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
In thousands	2012	2012	2012	2012	2012
Net sales to external customers
Water & Fluid Solutions	$586,978	$675,522	$605,390	$770,513	$2,638,403
Valves & Controls	—	—	—	546,707	546,707
Technical Solutions	271,199	266,003	260,122	433,712	1,231,036

Consolidated	$858,177	$941,525	$865,512	$1,750,932	$4,416,146

Intersegment sales
Water & Fluid Solutions	$73	$(116)	$60	$773	$790
Valves & Controls	—	—	—	1,919	1,919
Technical Solutions	1,359	1,535	1,400	1,094	5,388
Other	(1,432)	(1,419)	(1,460)	(3,786)	(8,097)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water & Fluid Solutions	$63,677	$91,989	$69,228	$(56,851)	$168,043
Valves & Controls	—	—	—	(76,843)	(76,843)
Technical Solutions	50,459	50,624	52,320	11,614	165,017
Other	(27,662)	(23,299)	(66,349)	(182,026)	(299,336)

Consolidated	$86,474	$119,314	$55,199	$(304,106)	$(43,119)

Operating income as a percent of net sales
Water & Fluid Solutions	10.8%	13.6%	11.4%	-7.4%	6.4%
Valves & Controls	0.0%	0.0%	0.0%	-14.1%	-14.1%
Technical Solutions	18.6%	19.0%	20.1%	2.7%	13.4%
Consolidated	9.9%	12.5%	6.2%	-17.4%	-1.0%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
In thousands	2011	2011	2011	2011	2011
Net sales to external customers
Water & Fluid Solutions	$515,368	$631,994	$614,557	$607,885	$2,369,804
Valves & Controls	—	—	—	—	—
Technical Solutions	274,905	278,181	275,989	257,807	1,086,882

Consolidated	$790,273	$910,175	$890,546	$865,692	$3,456,686

Intersegment sales
Water & Fluid Solutions	$455	$316	$426	$390	$1,587
Valves & Controls	—	—	—	—	—
Technical Solutions	999	1,559	1,755	1,313	5,626
Other	(1,454)	(1,875)	(2,181)	(1,703)	(7,213)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water & Fluid Solutions	$56,528	$84,521	$59,608	$(142,346)	$58,311
Valves & Controls	—	—	—	—	—
Technical Solutions	48,087	48,261	48,611	40,281	185,240
Other	(19,146)	(24,068)	(16,024)	(84,110)	(143,348)

Consolidated	$85,469	$108,714	$92,195	$(186,175)	$100,203

Operating income as a percent of net sales
Water & Fluid Solutions	11.0%	13.4%	9.7%	-23.4%	2.5%
Valves & Controls	0.0%	0.0%	0.0%	0.0%	0.0%
Technical Solutions	17.5%	17.3%	17.6%	15.6%	17.0%
Consolidated	10.9%	12.0%	10.4%	-21.5%	2.9%

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Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions, except per-share data	2012	2012	2012	2012	2012
Total Pentair
Net sales	$858.2	$941.5	$865.5	$1,750.9	$4,416.1

Operating income (loss)—as reported	86.5	119.3	55.2	(304.1)	(43.1)
% of net sales	10.1%	12.7%	6.4%	(17.4%)	(1.0%)
Adjustments:
Deal related costs and expenses	11.8	6.3	52.7	12.0	82.8
Inventory step-up and customer backlog	—	—	—	179.6	179.6
Restructuring	—	10.4	1.1	55.3	66.8
Trade name impairment	—	—	—	60.7	60.7
Change in accounting method—pension and post-retirement	(1.5)	(1.5)	(1.5)	146.2	141.7

Operating income—as adjusted	96.8	134.5	107.5	149.7	488.5
% of net sales	11.3%	14.3%	12.4%	8.5%	11.1%

Net income (loss) attributable to Pentair Ltd.—as reported	61.8	72.8	31.4	(273.1)	(107.1)
Bond redemption and interest expense	(0.8)	—	1.8	51.9	52.9
Other adjustments net of tax	3.0	10.9	32.3	320.9	367.1

Net income from continuing operations attributable to Pentair Ltd.—as adjusted	64.0	83.7	65.5	99.7	312.9

Continuing earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings (loss) per common share—as reported	$0.62	$0.72	$0.31	$(1.31)	$(0.84)
Adjustments	0.02	0.11	0.33	1.78	3.23

Diluted earnings per common share—as adjusted	$0.64	$0.83	$0.64	$0.47	$2.39

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions, except per-share data	2011	2011	2011	2011	2011
Total Pentair
Net sales	$790.3	$910.2	$890.5	$865.7	$3,456.7

Operating income (loss)—as reported	85.5	108.7	92.2	(186.2)	100.2
% of net sales	10.8%	11.9%	10.4%	(21.5%)	2.9%
Adjustments:
Deal related costs and expenses	1.7	6.1	—	0.5	8.3
Inventory step-up and customer backlog	0.2	5.3	5.8	2.2	13.5
Restructuring	—	—	2.1	10.8	12.9
Goodwill impairment	—	—	—	200.5	200.5
Change in accounting method—pension and post-retirement	0.7	0.7	0.7	66.2	68.3

Operating income—as adjusted	88.1	120.8	100.8	94.0	403.7
% of net sales	11.1%	13.3%	11.3%	10.9%	11.7%

Net income (loss) attributable to Pentair Ltd.—as reported	50.1	66.3	50.6	(174.5)	(7.5)
Adjustments net of tax	1.7	9.2	7.1	230.2	248.2

Net income from continuing operations attributable to Pentair Ltd.—as adjusted	51.8	75.5	57.7	55.7	240.7

Continuing earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings (loss) per common share—as reported	$0.50	$0.66	$0.50	$(1.77)	$(0.08)
Adjustments	0.02	0.09	0.08	2.33	2.49

Diluted earnings per common share—as adjusted	$0.52	$0.75	$0.58	$0.56	$2.41

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Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions	2012	2012	2012	2012	2012
Water & Fluid Solutions
Net sales	$587.0	$675.5	$605.4	$770.5	$2,638.4

Operating income (loss)—as reported	63.7	$92.0	$69.2	$(56.9)	$168.0
% of net sales	10.9%	13.6%	11.4%	(7.4%)	6.4%
Adjustments:
Restructuring	—	6.9	1.1	42.5	50.5
Inventory step-up and customer backlog	—	—	—	23.4	23.4
Trade name impairment	—	—	—	49.1	49.1

Operating income—as adjusted	63.7	98.9	70.3	58.1	291.0
% of net sales	10.9%	14.7%	11.6%	7.5%	11.0%

Valves & Controls
Net sales	$—	$—	$—	$546.7	$546.7

Operating income—as reported	—	—	—	(76.8)	(76.8)
% of net sales	0.0%	0.0%	0.0%	(14.0%)	(14.0%)
Adjustments:
Restructuring	—	—	—	5.1	5.1
Inventory step-up and customer backlog	—	—	—	113.5	113.5

Operating income—as adjusted	—	—	—	41.8	41.8
% of net sales	0.0%	0.0%	0.0%	7.6%	7.6%

Technical Solutions
Net sales	$271.2	$266.0	$260.1	$433.7	$1,231.0

Operating income—as reported	50.5	50.6	52.3	11.6	165.0
% of net sales	18.6%	19.0%	20.1%	2.7%	13.4%
Adjustments:
Restructuring	—	3.1	—	9.7	12.8
Inventory step-up and customer backlog	—	—	—	42.7	42.7
Trade name impairment	—	—	—	11.6	11.6

Operating income—as adjusted	50.5	53.7	52.3	75.6	232.1
% of net sales	18.6%	20.3%	20.1%	17.4%	18.9%

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions	2011	2011	2011	2011	2011
Water & Fluid Solutions
Net sales	$515.4	$632.0	$614.6	$607.9	$2,369.8

Operating income (loss)—as reported	$56.5	$84.5	$59.6	$(142.3)	$58.3
% of net sales	11.0%	13.4%	9.7%	(23.4%)	2.5%
Adjustments:
Restructuring	—	—	2.0	7.8	9.8
Inventory step-up and customer backlog	0.2	5.3	5.8	2.2	13.5
Goodwill impairment	—	—	—	200.5	200.5

Operating income—as adjusted	56.7	89.8	67.4	68.2	282.1
% of net sales	11.0%	14.2%	11.0%	11.2%	11.9%

Technical Solutions
Net sales	$274.9	$278.2	$276.0	$257.8	$1,086.9

Operating income—as reported	$48.1	$48.3	$48.6	$40.3	$185.3
% of net sales	17.5%	17.3%	17.6%	15.6%	17.0%
Adjustments—restructuring	—	—	0.1	2.0	2.1

Operating income—as adjusted	48.1	48.3	48.7	42.3	187.4
% of net sales	17.5%	17.3%	17.7%	16.4%	17.2%

(more)

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

	Forecast		Forecast
	First Quarter		Year
In millions, except per-share data	2013		2013
Total Pentair
Net sales	approx	$1,800	approx	$7,600

Operating income—as reported	approx	97	approx	865
% of net sales	approx	5.4%	approx	11.4%
Adjustments:
Inventory step-up and customer backlog	approx	78	approx	85

Operating income—as adjusted	approx	175	approx	950
% of net sales	approx	9.7%	approx	12.5%

Net income attributable to Pentair Ltd.—as reported	approx	58	approx	591
Adjustments net of tax	approx	59	approx	64

Net income from continuing operations attributable to Pentair Ltd.—as adjusted	approx	117	approx	655

Continuing earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported		$0.26-$0.28		$2.79-$2.99
Adjustments		0.28		0.31

Diluted earnings per common share—as adjusted		$0.54-$0.56		$3.10-$3.30

(more)

Pentair Ltd. and Subsidiaries

Reconciliation of Net Cash Provided By (Used For) Operating Activities

to Adjusted Free Cash Flow

For the Year Ended December 31, 2012

(in millions)

Net cash provided by (used for) operating activities	$68.0
Capital expenditures	(94.5)
Proceeds from sale of property and equipment	5.5

Free cash flow	(21.0)
Adjustments:
Accelerated pension funding	193.0
Acquisition related payments	126.0
Repositioning	20.0

Adjusted Free Cash Flow	$318.0

(more)

Pentair Ltd. and Subsidiaries

Schedule of “As Reported” to “As Restated”

for the Change in Accounting for Pension and Post-retirement Benefits

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions, except per-share data	2012	2012	2012	2012	2012
Operating income (loss)—as reported	85.0	117.8	53.7	(157.9)	98.6
Change in accounting principle	1.5	1.5	1.5	(146.2)	(141.7)

Operating income (loss)—as restated	86.5	119.3	55.2	(304.1)	(43.1)

Net income (loss) attributable to Pentair Ltd.—as reported	60.8	71.8	30.4	(183.9)	(20.9)
Change in accounting principle	1.0	1.0	1.0	(89.2)	(86.2)

Net income (loss) attributable to Pentair Ltd.—as restated	61.8	72.8	31.4	(273.1)	(107.1)

Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.61	$0.71	$0.30	$(0.88)	$(0.16)
Change in accounting principle	0.01	0.01	0.01	(0.43)	(0.68)

Diluted earnings per common share—as restated	$0.62	$0.72	$0.31	$(1.31)	$(0.84)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions, except per-share data	2011	2011	2011	2011	2011
Operating income (loss)—as reported	86.2	109.4	92.9	(120.0)	168.5
Change in accounting principle	(0.7)	(0.7)	(0.7)	(66.2)	(68.3)

Operating income (loss)—as restated	85.5	108.7	92.2	(186.2)	100.2

Net income (loss) attributable to Pentair Ltd.—as reported	50.5	66.7	51.1	(134.1)	34.2
Change in accounting principle	(0.4)	(0.4)	(0.4)	(40.5)	(41.7)

Net income (loss) attributable to Pentair Ltd.—as restated	50.1	66.3	50.7	(174.6)	(7.5)

Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.51	$0.67	$0.51	$(1.36)	$0.34
Change in accounting principle	(0.01)	(0.01)	(0.01)	(0.41)	(0.42)

Diluted earnings per common share—as restated	$0.50	$0.66	$0.50	$(1.77)	$(0.08)

In millions, except per-share data	2010	2009	2008
Operating income—as reported	334.2	219.9	324.7
Change in accounting principle	(21.2)	(0.9)	(109.9)

Operating income—as restated	313.0	219.0	214.8

Net income from continuing operations attributable to Pentair Ltd.—as reported	198.5	115.5	256.4
Change in accounting principle	(12.9)	(0.5)	(67.0)

Net income from continuing operations attributable to Pentair Ltd.—as restated	185.6	115.0	189.4

Continuing earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$2.00	$1.17	$2.59
Change in accounting principle	(0.13)	(0.01)	(0.68)

Diluted earnings per common share—as restated	$1.87	$1.16	$1.91

(more)

Pro Forma Reconciliation

		Pro Forma Adjustments
2011 Total Pentair (in millions, except EPS)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$790.3	$798.1	$—	$(21.2)	$1,567.2
Operating Income	$88.1	$99.2	$(19.7)	$(21.2)	$146.4
Net Income	$51.8	$74.4	$(14.8)	$(9.9)	$101.5
Diluted EPS	$0.52	$0.35	$(0.07)	$(0.33)	$0.47

Second Quarter
Sales	$910.2	$922.6	$—	$(30.8)	$1,802.0
Operating Income	$120.8	$119.9	$(19.7)	$(19.6)	$201.4
Net Income	$75.5	$89.9	$(14.8)	$(11.5)	$139.2
Diluted EPS	$0.75	$0.42	$(0.07)	$(0.45)	$0.65

Third Quarter
Sales	$890.5	$1,079.1	$—	$(42.4)	$1,927.2
Operating Income	$100.8	$136.8	$(17.2)	$(20.4)	$200.0
Net Income	$57.7	$102.6	$(12.9)	$(11.0)	$136.4
Diluted EPS	$0.58	$0.48	$(0.06)	$(0.36)	$0.64

Fourth Quarter
Sales	$865.7	$923.0	$—	$(55.1)	$1,733.6
Operating Income	$94.0	$125.6	$(17.3)	$(28.8)	$173.5
Net Income	$55.7	$94.2	$(13.0)	$(20.0)	$116.9
Diluted EPS	$0.56	$0.44	$(0.06)	$(0.39)	$0.55

Full Year
Sales	$3,456.7	$3,722.8	$—	$(149.5)	$7,030.0
Operating Income	$403.7	$481.5	$(73.9)	$(90.0)	$721.3
Net Income	$240.7	$361.1	$(55.4)	$(52.4)	$494.0
Diluted EPS	$2.41	$1.68	$(0.26)	$(1.53)	$2.30

Note: “Other” adjustments represent the elimination of certain large projects and sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition), changes in corporate allocation assumptions, income taxes and share count.

(more)

Pro Forma Reconciliation

		Pro Forma Adjustments
2012 Total Pentair (in millions, except EPS)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$858.2	$995.9	$—	$(74.0)	$1,780.1
Operating Income	$96.8	$124.9	$(17.1)	$(32.2)	$172.4
Net Income	$64.0	$93.7	$(12.8)	$(28.1)	$116.8
Diluted EPS	$0.64	$0.44	$(0.06)	$(0.48)	$0.54

Second Quarter
Sales	$941.5	$980.8	$—	$(33.2)	$1,889.1
Operating Income	$134.5	$143.5	$(17.2)	$(24.0)	$236.8
Net Income	$83.7	$107.6	$(12.9)	$(14.0)	$164.4
Diluted EPS	$0.83	$0.50	$(0.06)	$(0.50)	$0.77

Third Quarter
Sales	$865.5	$1,019.8	$—	$(16.0)	$1,869.3
Operating Income	$107.5	$119.9	$(17.3)	$5.5	$215.6
Net Income	$65.5	$89.9	$(13.0)	$6.3	$148.8
Diluted EPS	$0.64	$0.42	$(0.06)	$(0.31)	$0.69

Fourth Quarter
Sales	$1,750.9	$—	$—	$(7.1)	$1,743.8
Operating Income	$149.7	$—	$—	$16.6	$166.3
Net Income	$99.7	$—	$—	$12.7	$112.4
Diluted EPS	$0.47	$—	$—	$0.06	$0.53

Full Year
Sales	$4,416.1	$2,996.5	$—	$(130.3)	$7,282.3
Operating Income	$488.5	$388.3	$(51.6)	$(34.1)	$791.1
Net Income	$312.9	$291.3	$(38.7)	$(23.1)	$542.4
Diluted EPS	$2.39	$1.36	$(0.18)	$(1.03)	$2.54

Note: “Other” adjustments represent the elimination of certain large projects and sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition), changes in corporate allocation assumptions, income taxes and share count.

(more)

Pro Forma Reconciliation

		Pro Forma Adjustments
2011 Water & Fluid Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$515.4	$129.7	$—	$—	$645.1
Operating Income	$56.7	$9.7	$(0.1)	$(1.8)	$64.5

Second Quarter
Sales	$632.0	$168.7	$—	$—	$800.7
Operating Income	$89.8	$14.5	$(0.1)	$(1.7)	$102.5

Third Quarter
Sales	$614.6	$201.0	$—	$—	$815.6
Operating Income	$67.4	$5.8	$(0.1)	$(1.7)	$71.4

Fourth Quarter
Sales	$607.9	$158.5	$—	$—	$766.4
Operating Income	$68.2	$10.1	$(0.1)	$(1.7)	$76.5

Full Year
Sales	$2,369.8	$658.0	$—	$—	$3,027.8
Operating Income	$282.1	$40.0	$(0.3)	$(6.8)	$315.0

		Pro Forma Adjustments
2012 Water & Fluid Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$587.0	$163.4	$—	$—	$750.4
Operating Income	$63.7	$11.1	$(0.1)	$(1.8)	$72.9

Second Quarter
Sales	$675.5	$202.3	$—	$—	$877.8
Operating Income	$98.9	$24.3	$(0.1)	$(1.7)	$121.4

Third Quarter
Sales	$605.4	$202.1	$—	$—	$807.5
Operating Income	$70.3	$14.9	$(0.1)	$0.6	$85.7

Fourth Quarter
Sales	$770.5	$—	$—	$—	$770.5
Operating Income	$58.1	$—	$—	$14.2	$72.3

Full Year
Sales	$2,638.4	$567.8	$—	$—	$3,206.2
Operating Income	$291.0	$50.3	$(0.3)	$11.2	$352.2

Note: “Other” adjustments represent changes in corporate allocation assumptions

(more)

Pro Forma Reconciliation

		Pro Forma Adjustments
2011 Valves & Controls Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$—	$506.2	$—	$(0.2)	$506.0
Operating Income	$—	$66.4	$(14.9)	$(9.3)	$42.2

Second Quarter
Sales	$—	$575.4	$—	$(0.9)	$574.5
Operating Income	$—	$87.9	$(14.9)	$(9.4)	$63.6

Third Quarter
Sales	$—	$661.1	$—	$(0.1)	$661.0
Operating Income	$—	$101.9	$(12.4)	$(6.2)	$83.3

Fourth Quarter
Sales	$—	$539.7	$—	$(3.0)	$536.7
Operating Income	$—	$68.9	$(12.5)	$(13.3)	$43.1

Full Year
Sales	$—	$2,282.4	$—	$(4.2)	$2,278.2
Operating Income	$—	$328.2	$(54.4)	$(41.6)	$232.2

		Pro Forma Adjustments
2012 Valves & Controls Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$—	$621.3	$—	$(12.7)	$608.6
Operating Income	$—	$83.7	$(12.3)	$(10.6)	$60.8

Second Quarter
Sales	$—	$602.4	$—	$(5.0)	$597.4
Operating Income	$—	$93.1	$(12.4)	$(9.8)	$70.9

Third Quarter
Sales	$—	$629.6	$—	$(9.5)	$620.1
Operating Income	$—	$70.9	$(12.5)	$11.3	$69.7

Fourth Quarter
Sales	$546.7	$—	$—	$—	$546.7
Operating Income	$41.8	$—	$—	$0.4	$42.2

Full Year
Sales	$546.7	$1,853.3	$—	$(27.2)	$2,372.8
Operating Income	$41.8	$247.7	$(37.2)	$(8.7)	$243.6

Note: “Other” adjustments represent the elimination of sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition), and changes in corporate allocation assumptions.

(more)

Pro Forma Reconciliation

		Pro Forma Adjustments
2011 Technical Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$274.9	$162.2	$—	$(21.0)	$416.1
Operating Income	$48.1	$29.4	$(4.7)	$(10.1)	$62.7

Second Quarter
Sales	$278.2	$178.5	$—	$(29.9)	$426.8
Operating Income	$48.3	$20.2	$(4.7)	$(8.5)	$55.3

Third Quarter
Sales	$276.0	$217.0	$—	$(42.3)	$450.7
Operating Income	$48.7	$33.6	$(4.7)	$(12.3)	$65.3

Fourth Quarter
Sales	$257.8	$224.8	$—	$(52.2)	$430.4
Operating Income	$42.3	$51.0	$(4.7)	$(13.8)	$74.8

Full Year
Sales	$1,086.9	$782.5	$—	$(145.4)	$1,724.0
Operating Income	$187.4	$134.1	$(18.8)	$(44.7)	$258.0

		Pro Forma Adjustments
2012 Technical Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$271.2	$211.2	$—	$(61.3)	$421.1
Operating Income	$50.5	$35.8	$(4.7)	$(19.7)	$61.9

Second Quarter
Sales	$266.0	$176.1	$—	$(28.3)	$413.8
Operating Income	$53.7	$27.9	$(4.7)	$(12.4)	$64.5

Third Quarter
Sales	$260.1	$188.1	$—	$(6.5)	$441.7
Operating Income	$52.3	$39.0	$(4.7)	$(6.4)	$80.2

Fourth Quarter
Sales	$433.7	$—	$—	$(7.2)	$426.5
Operating Income	$75.6	$—	$—	$2.0	$77.6

Full Year
Sales	$1,231.0	$575.4	$—	$(103.2)	$1,703.2
Operating Income	$232.1	$102.7	$(14.1)	$(36.6)	$284.1

Note: “Other” adjustments represent the elimination of certain large projects and changes in corporate allocation assumptions.